UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a‑12
COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee:
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration No.:

	(3)	Filing Party:

	(4)	Date Filed:

Columbia Property Trust, Inc.
IMPORTANT PROXY INFORMATION
Your Vote Counts!

PLEASE USE THE 14 DIGIT CONTROL NUMBER and 8 DIGIT SECURITY CODE LISTED IN THE BOXES BELOW WHEN VOTING OR REQUESTING MATERIAL VIA THE TELEPHONE OR INTERNET.

Stockholder Meeting Notice: THIS IS NOT A PROXY. Please read carefully for voting instructions.

Important Notice Regarding the Availability of Proxy Materials for Columbia Property Trust, Inc.

As a stockholder, it is important for you to vote! The Annual Meeting of Stockholders of Columbia Property Trust, Inc., will be held on July 16, 2014, at 1:30 p.m., Eastern Time, at the Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346. To obtain directions to attend the meeting and vote in person, please visit www.columbiapropertytrust.com/proxy.
On the back of this notice, you will find a summary of the proposals that require a stockholder vote at the meeting. This communication is NOT a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The proxy statement for the meeting and 2013 annual report are available at: www.columbiapropertytrust.com/proxy
If you want to receive a paper copy of the documents or an email with a link to the documents, you must request them. There is no charge to you for requesting a copy. Paper materials will be mailed to the address on file within three business days of receipt of such request. If you wish to make such a request, please do so as soon as possible but no later than July 7, 2014, to facilitate timely delivery.
YOU MAY ACCESS MATERIALS ONLINE, OR YOU MAY REQUEST PAPER COPIES AND/OR ELECT A PERMANENT DELIVERY PREFERENCE FOR FUTURE MEETINGS USING ONE OF THE THREE METHODS BELOW.

TO ACCESS MATERIALS OR REQUEST PAPER COPIES ONLINE:

GO TO THE WEBSITE: www.columbiapropertytrust.com/proxy
On this site, you can view the Proxy Statement and 2013 Annual Report electronically.
You also can click the link under “REGISTERED Stockholders” to access a secure website where you may vote your proxy, request paper copies, request an email with a link to the materials, and/or set your future delivery preferences. Just follow the steps outlined on this secure website.

TO REQUEST PAPER COPIES BY PHONE OR EMAIL:
CALL: 877-816-5331
Use a touch-tone phone to request paper copies of the proxy statement and form of proxy and/or set your future delivery preference. Call toll-free from the U.S. or Canada, at NO CHARGE to you.

Follow the instructions provided in the recorded messages.

EMAIL: proxymaterials@computershare.com
Request proxy materials for the stockholder meeting and/or set future delivery preferences via email. In your email request:
•  For materials, provide only your 14-Digit Control Number and 8-Digit Security Code as listed on this notice.
•  To elect to receive all future proxy materials in paper form or via email, please note which method is your preference and provide email address, if applicable.

HOW TO VOTE:
You may vote your proxy in one of three ways:

•       BY INTERNET: Go to the website www.columbiapropertytrust.com/proxy and click the link under “REGISTERED Stockholders” to access the secure voting website, where you may follow the instructions to submit your vote.

•       BY MAIL: Request a paper copy of the meeting materials via one of the three methods described on the front of this Notice. These materials will include a proxy card, which you will need to complete and return by mail.

•       IN PERSON: If you wish to attend and vote at the meeting, please bring this notice and proper identification with you to the meeting.

The following matters will be considered at the meeting:

1.	To vote for the election of nine directors.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

3.	To approve, on an advisory basis, executive officer compensation, sometimes referred to as a “say on pay.”

4.	To approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation, sometimes referred to as a “say when on pay.”

Our Board recommends that you vote “FOR” all nominees in Proposal 1, “FOR” Proposals 2 and 3, and “1 YEAR” for Proposal 4.
Please refer to the proxy materials for further details on the proposals.
Your vote is important no matter how many shares you own!

COMMON QUESTIONS ABOUT NOTICE AND ACCESS
Why am I receiving a Notice of Internet Availability instead of a proxy card and proxy statement?
Columbia has elected to utilize a distribution model authorized by the Securities and Exchange Commission in 2007. This model, known as Notice and Access, allows public companies to send you a Notice instead of a full set of printed proxy materials. As a stockholder, you can select the means by which you access those proxy materials. You can view the materials electronically via the Internet, or request a full set of printed materials for this stockholder meeting and all future meetings, or you can make that choice on a case by case basis.

How do I access the materials, record my vote, and/or set my preference for future stockholder meeting materials?
On the front side of this Notice are easy to follow instructions on how to access proxy materials electronically via the Internet or request a full set of printed materials by telephone or email. You can also use these methods to record your preference for how you wish to receive materials for future meetings.
When you are ready to vote, electronic voting is available via the Internet or touch-tone phone by using the Control Number and Security Code on the front of this Notice. (Please note that the touch-tone phone number for ordering materials is different from the voting phone number, which is displayed on the proxy card). If you want to vote by mail, you will need to use a proxy card, which you can receive by requesting a paper copy of the proxy materials.

If I request printed proxy materials, how long will it take for me to receive them?
The SEC rule requires that the proxy materials be sent via first-class mail within three business days of receipt of your request.
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